Exhibit 5.2







                                                     October 28, 1998



Ira M. Dansky, Esquire
Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018

          Re: Jones Apparel Group, Inc. Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, dated October 28, 1998 with respect to 5,391,498 Shares of Common Stock par value $0.01 per share (the "Shares")

Dear Mr. Dansky:

          We have acted as special Pennsylvania counsel to Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), in connection with the filing of the Registration Statement with the Securities and Exchange Commission. You have requested our opinion in connection with such filing.

          For purposes of this opinion we have reviewed copies of the following documents and instruments:

          1. The Company's Articles of Incorporation as amended to date;

          2. The Company's By-laws as amended to date;

3. Executed copy of Agreement and Plan of Merger by and among the Company, SAI Acquisition Corp., Sun Apparel, Inc., and the holders of all the issued and outstanding capital stock of Sun Apparel, Inc. dated September 10, 1998 by which Sun Apparel, Inc. agreed to merge with and into SAI Acquisition Corp. (the "Merger");

          4. Certificate of Merger with respect to the Merger as filed in the State of Delaware on October 2, 1998;

          5. Articles of Merger with respect to the Merger as filed in the State of Texas on October 2, 1998;

          6. Instruction Letter of Joseph G. Cappuccio, Esquire, of Phillips Nizer Benjamin Krim & Ballon LLP, counsel to the Company, addressed to Chase Mellon as Transfer Agent of the Company dated October 2, 1998;

          7. Cross-Receipt with respect to the Merger dated October 2, 1998;

          8. Subsistence Certificate dated October 20, 1998 issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company (the "Subsistence Certificate"); and

          9. Certificate of Ira M. Dansky, Esquire, general counsel of the Company, dated October 28, 1998.

          As special Pennsylvania counsel to the Company, we are not necessarily familiar with all of the Company's affairs. As a further basis for this opinion, we have made such inquiry of the Company as we have deemed necessary or appropriate for the purpose of rendering this opinion.

Ira M. Dansky, Esquire
October 27, 1998
Page 2

          The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

          (a) We have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and authenticity of certificates of public officials;

          (b) We are attorneys admitted to the Bar in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any jurisdiction, other than the corporate laws of the State of Delaware and the United States of America. With respect to the opinions expressed in Paragraph 1 below regarding the subsistence of the Company, we have relied solely upon the Subsistence Certificate. Our examination of law relevant to the matters covered by this opinion is limited to Federal law, Pennsylvania law, and Delaware corporate law.

          Subject to the preceding qualifications and the additional limitations which follow, we are of the opinion that:

          1. The Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania.

          2. The Shares are duly authorized, validly issued, fully paid, and non-assessable.

          This opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

          This opinion is furnished for your benefit and the benefit of the selling shareholders referred to in the Registration Statement and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent.

Ira M. Dansky, Esquire
October 28, 1998
Page 3


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this Firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                           Very truly yours,

                                           /s/ Mesirov Gelman Jaffe
                                               Cramer & Jamieson, LLP